Exhibit 11.1

Statement of Computation of Per Share Earnings

                                                    For three months ended September 30,
                                                    ------------------------------------
                                                          2004              2003
                                                      ------------      ------------
BASIC:
Average shares outstanding                             102,792,110        70,230,120

Net income(loss) applicable to Common Shares            (1,013,025)         (666,350)
                                                      ------------      ------------
Per share amount                                             (0.01)            (0.01)
                                                      ============      ============

FULLY DILUTED:
Average shares outstanding
      disregarding dilutive outstanding
      stock options and warrants
      and conversion of debentures
      for each year                                    102,792,110        70,230,120

Dilutive stock options and
      warrants, based on the treasury
      stock method using the average
      market price                                         893,343         4,030,341

Floating convertible debenture                           2,089,189           375,000

                                                      ------------      ------------
Shares outstanding                                     105,774,642        74,635,461
                                                      ============      ============

Net income(loss)                                        (1,013,025)         (666,350)

Interest on Floating Convertible Debenture,
                net of taxes                                78,082            50,522

Net income (loss) for fully diluted                             --                --
   calculation                                            (934,943)         (615,828)
                                                      ============      ============

Per share amount                                             (0.01)            (0.01)
                                                      ============      ============
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